Exhibit 99.1

Visa Inc. Reports Fiscal Second Quarter 2015 Net Income of $1.6 billion or $0.63 per Diluted Share

Foster City, CA, April 30, 2015 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal second quarter 2015. Net income for the quarter was $1.6 billion. Earnings per share was $0.63 (adjusted for the Company’s four-for-one class A common stock split on March 19, 2015), flat over the prior year period and reflective of the one-time favorable tax benefit of $201 million recognized in that period. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Net operating revenue in the fiscal second quarter of 2015 was $3.4 billion, an increase of 8% nominally or 10% on a constant dollar basis over the prior year, driven by solid growth in service revenues, data processing and international transaction revenues. The strengthening of the U.S. dollar impacted net operating revenues by approximately 2.5 percentage points of negative growth during the quarter.

“Visa reported another solid quarter of financial results against the continued backdrop of a tepid global economy. While the negative impacts from the strengthening of the U.S. dollar and lower gasoline prices continued to exert pressure on revenue growth, our results and volume trends have remained strong,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “It continues to be a very exciting time in payments and at Visa. There are trillions of dollars of cash to disintermediate and our work in digital payments will allow us to capture more than we could have contemplated a few years ago. We are very pleased to have been selected by Costco as the credit card network for its U.S. warehouse clubs and gasoline locations commencing next year and to bring this unique and very strategic opportunity to our issuers and their cardholders.”

Fiscal Second Quarter 2015 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2014, on which fiscal second quarter service revenue is recognized, was 11% over the prior year at $1.2 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2015, was 11% over the prior year at $1.2 trillion.

Cross-border volume growth, on a constant dollar basis, was 8% for the three months ended March 31, 2015.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended March 31, 2015, were 17.0 billion, an 11% increase over the prior year.

Fiscal second quarter 2015 service revenues were $1.6 billion, an increase of 8% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 9% over the prior year to $1.3 billion. International transaction revenues grew 11% over the prior year to $964 million. Other revenues, which include the Visa Europe licensing fee, were $204 million, an increase of 12% over the prior year. Client incentives, which are a contra revenue item, were $676 million and represent 16.5% of gross revenues.

1

Total operating expenses were $1.1 billion for the quarter, a 1% increase over the prior year, primarily related to increased personnel, general and administrative expenses and additional depreciation from our ongoing investments in technology assets and infrastructure, partially offset by the absence of marketing campaigns related to prior year events such as the 2014 Sochi Winter Olympics and 2014 FIFA World Cup.

The effective tax rate was 32.1% for the quarter ended March 31, 2015.

Cash, cash equivalents, and available-for-sale investment securities were $7.3 billion at March 31, 2015.

The weighted-average number of diluted shares of class A common stock outstanding was 2.5 billion for the quarter ended March 31, 2015.

Notable Events:

During the three months ended March 31, 2015, the Company repurchased 16.2 million shares of class A common stock, at an average price of $64.84 per share, using $1.1 billion of cash on hand. Fiscal year to date through March 31, 2015, the Company repurchased a total of 28.6 million shares of class A common stock, at an average price of $64.86 per share, using $1.9 billion of cash on hand. The Company has $3.8 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

On April 22, 2015, the board of directors declared a quarterly cash dividend of $0.12 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on June 2, 2015, to all holders of record of the Company’s class A, B and C common stock as of May 15, 2015.

Financial Outlook:

Visa Inc. reaffirms its financial outlook for the following metrics for fiscal full-year 2015:

•	Annual net revenue growth: Constant dollar revenue growth of low double digits, with an expectation of two percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 17.5% to 18.5% range;

•	Annual operating margin: Mid 60s;

•	Tax rate: Low 30s; and

•	Annual free cash flow greater than $6 billion.

Visa Inc. updates its financial outlook for the following metric for fiscal full-year 2015:

•	Annual diluted class A common stock earnings per share growth: Low-end of the mid-teens range.

Fiscal full-year 2015 annual diluted earnings per share growth assumes an adjusted basis for fiscal full-year 2014.

2

Fiscal Second Quarter 2015 Earnings Results Conference Call Details: Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 56,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “estimates,” “expectation,” “outlook,” “will,” “continued” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, tax rate, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payments networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payments networks outside the United States; and

•	increased regulation of consumer privacy, data use and security;

3

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	general stock market fluctuations, which may impact consumer spending;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates;

•	volatility in market prices for oil and natural gas; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors, including those contained in our Annual Report on Form 10-K for the year ended September 30, 2014, and our other filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Connie Kim, 650-432-2990, globalmedia@visa.com

4

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2015	September 30, 2014
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,039	$1,971
Restricted cash—litigation escrow	1,178	1,498
Investment securities:
Trading	71	69
Available-for-sale	2,496	1,910
Settlement receivable	679	786
Accounts receivable	896	822
Customer collateral	1,079	961
Current portion of client incentives	243	210
Deferred tax assets	838	1,028
Prepaid expenses and other current assets	586	307

Total current assets	10,105	9,562
Investment securities, available-for-sale	2,779	3,015
Client incentives	89	81
Property, equipment and technology, net	1,843	1,892
Other assets	887	855
Intangible assets, net	11,379	11,411
Goodwill	11,753	11,753

Total assets	$38,835	$38,569

Liabilities
Accounts payable	$81	$147
Settlement payable	1,126	1,332
Customer collateral	1,079	961
Accrued compensation and benefits	334	450
Client incentives	987	1,036
Accrued liabilities	701	624
Accrued litigation	1,135	1,456

Total current liabilities	5,443	6,006
Deferred tax liabilities	4,131	4,145
Other liabilities	1,024	1,005

Total liabilities	10,598	11,156

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,964 and 1,978 shares issued and outstanding at March 31, 2015 and September 30, 2014, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2015 and September 30, 2014	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 20 and 22 shares issued and outstanding at March 31, 2015 and September 30, 2014, respectively	—	—
Additional paid-in capital	18,098	18,299
Accumulated income	10,108	9,131
Accumulated other comprehensive income (loss), net:
Investment securities, available-for-sale	6	31
Defined benefit pension and other postretirement plans	(84)	(84)
Derivative instruments classified as cash flow hedges	110	38
Foreign currency translation adjustments	(1)	(2)

Total accumulated other comprehensive income (loss), net	31	(17)

Total equity	28,237	27,413

Total liabilities and equity	$38,835	$38,569

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,577	$1,462	$3,115	$2,881
Data processing revenues	1,340	1,234	2,723	2,498
International transaction revenues	964	871	1,934	1,762
Other revenues	204	183	408	363
Client incentives	(676)	(587)	(1,389)	(1,186)

Total operating revenues	3,409	3,163	6,791	6,318

Operating Expenses
Personnel	483	446	992	916
Marketing	190	245	395	431
Network and processing	109	120	223	252
Professional fees	77	77	147	152
Depreciation and amortization	125	107	245	214
General and administrative	141	120	267	228
Litigation provision	3	—	3	—

Total operating expenses	1,128	1,115	2,272	2,193

Operating income	2,281	2,048	4,519	4,125
Non-operating income	1	13	25	19

Income before income taxes	2,282	2,061	4,544	4,144
Income tax provision	732	463	1,425	1,139

Net income	$1,550	$1,598	$3,119	$3,005

Basic earnings per share
Class A common stock	$0.63	$0.63	$1.27	$1.18

Class B common stock	$1.04	$1.06	$2.09	$1.99

Class C common stock	$2.53	$2.53	$5.06	$4.74

Basic weighted-average shares outstanding
Class A common stock	1,963	2,003	1,969	2,011

Class B common stock	245	245	245	245

Class C common stock	20	26	21	26

Diluted earnings per share
Class A common stock	$0.63	$0.63	$1.26	$1.18

Class B common stock	$1.04	$1.06	$2.08	$1.99

Class C common stock	$2.52	$2.52	$5.05	$4.72

Diluted weighted-average shares outstanding
Class A common stock	2,460	2,534	2,469	2,544

Class B common stock	245	245	245	245

Class C common stock	20	26	21	26

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31,
	2015	2014
	(in millions)
Operating Activities
Net income	$3,119	$3,005
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of client incentives	1,389	1,186
Share-based compensation	93	89
Excess tax benefit for share-based compensation	(70)	(68)
Depreciation and amortization of property, equipment, technology and intangible assets	245	214
Deferred income taxes	173	(375)
Other	15	12
Change in operating assets and liabilities:
Settlement receivable	107	47
Accounts receivable	(74)	(71)
Client incentives	(1,479)	(1,251)
Other assets	(467)	(350)
Accounts payable	(44)	(68)
Settlement payable	(206)	(126)
Accrued and other liabilities	262	171
Accrued litigation	(324)	1,055

Net cash provided by operating activities	2,739	3,470

Investing Activities
Purchases of property, equipment, technology and intangible assets	(202)	(217)
Proceeds from sales of property, equipment and technology	10	—
Investment securities, available-for-sale:
Purchases	(1,267)	(1,292)
Proceeds from sales and maturities	895	1,406
Purchases of / contributions to other investments	(2)	(3)
Proceeds / distributions from other investments	9	—

Net cash used in investing activities	(557)	(106)

Financing Activities
Repurchase of class A common stock	(1,855)	(2,210)
Dividends paid	(591)	(507)
Payments from (return to) litigation escrow account—retrospective responsibility plan	321	(1,056)
Cash proceeds from exercise of stock options	46	58
Restricted stock and performance-based shares settled in cash for taxes	(106)	(83)
Excess tax benefit for share-based compensation	70	68

Net cash used in financing activities	(2,115)	(3,730)

Effect of exchange rate changes on cash and cash equivalents	1	—

Increase (decrease) in cash and cash equivalents	68	(366)
Cash and cash equivalents at beginning of year	1,971	2,186

Cash and cash equivalents at end of period	$2,039	$1,820

Supplemental Disclosure
Income taxes paid, net of refunds	$1,376	$1,392
Accruals related to purchases of property, equipment, technology and intangible assets	$26	$27

VISA INC.

FISCAL 2015 AND 2014 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2015 Quarter Ended		Fiscal 2014 Quarter Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(in millions)
Operating Revenues
Service revenues	$1,577	$1,538	$1,499	$1,417	$1,462
Data processing revenues	1,340	1,383	1,348	1,321	1,234
International transaction revenues	964	970	938	860	871
Other revenues	204	204	212	195	183
Client incentives	(676)	(713)	(768)	(638)	(587)

Total operating revenues	3,409	3,382	3,229	3,155	3,163

Operating Expenses
Personnel	483	509	496	463	446
Marketing	190	205	241	228	245
Network and processing	109	114	128	127	120
Professional fees	77	70	94	82	77
Depreciation and amortization	125	120	112	109	107
General and administrative	141	126	153	126	120
Litigation provision	3	—	453	—	—

Total operating expenses	1,128	1,144	1,677	1,135	1,115

Operating income	2,281	2,238	1,552	2,020	2,048
Non-operating income (expense)	1	24	(2)	10	13

Income before income taxes	2,282	2,262	1,550	2,030	2,061
Income tax provision	732	693	477	670	463

Net income	$1,550	$1,569	$1,073	$1,360	$1,598

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2015, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2015 and 2014, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$497	3.3%	9.0%	$344	5.2%	12.0%	4,109	$152	-0.8%	2.9%	971
Canada	53	-5.5%	6.6%	49	-5.6%	6.5%	599	4	-4.3%	7.9%	11
CEMEA	213	-15.5%	12.5%	54	-8.0%	20.1%	1,618	159	-17.8%	10.1%	1,134
LAC	242	-3.1%	13.2%	93	-1.5%	15.6%	2,529	149	-4.0%	11.7%	1,042
US	747	8.3%	8.3%	627	9.1%	9.1%	12,180	120	4.4%	4.4%	890

Visa Inc.	1,753	1.3%	9.6%	1,168	5.4%	10.8%	21,034	585	-6.0%	7.3%	4,048
Visa Credit Programs
US	$316	12.2%	12.2%	$302	12.2%	12.2%	3,622	$13	12.1%	12.1%	15
International	465	0.3%	11.8%	429	2.9%	13.0%	5,548	35	-22.8%	-0.8%	168

Visa Inc.	780	4.8%	12.0%	732	6.5%	12.7%	9,170	48	-15.6%	2.4%	183
Visa Debit Programs
US	$432	5.6%	5.6%	$325	6.3%	6.3%	8,558	$107	3.5%	3.5%	875
International	541	-6.2%	9.5%	111	-3.5%	12.1%	3,306	429	-6.9%	8.9%	2,990

Visa Inc.	972	-1.3%	7.8%	436	3.6%	7.7%	11,864	536	-5.0%	7.8%	3,865

	For the 3 Months Ended December 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$511	3.6%	8.0%	$359	5.8%	10.7%	4,186	$152	-1.4%	1.9%	974	698	797
Canada	66	-0.1%	8.7%	62	-0.1%	8.7%	671	5	0.2%	9.0%	11	42	49
CEMEA	265	-7.4%	16.2%	65	3.6%	27.1%	1,619	200	-10.4%	13.1%	1,225	325	321
LAC	286	-0.4%	13.8%	109	-0.6%	15.3%	2,697	177	-0.2%	12.8%	1,130	415	453
US	772	9.3%	9.3%	651	10.1%	10.1%	12,590	121	5.2%	5.2%	914	614	783

Visa Inc.	1,900	3.3%	10.5%	1,245	7.0%	11.4%	21,763	654	-2.9%	8.7%	4,254	2,093	2,403
Visa Credit Programs
US	$341	13.7%	13.7%	$327	13.9%	13.9%	3,956	$13	9.2%	9.2%	16	236	313
International	512	1.9%	11.3%	468	4.0%	12.2%	5,775	44	-15.9%	2.4%	188	485	544

Visa Inc.	853	6.3%	12.2%	795	7.8%	12.9%	9,731	58	-11.2%	3.9%	204	721	857
Visa Debit Programs
US	$431	6.1%	6.1%	$323	6.6%	6.6%	8,634	$108	4.7%	4.7%	898	378	470
International	616	-2.2%	11.3%	127	2.7%	15.6%	3,398	489	-3.4%	10.3%	3,152	994	1,076

Visa Inc.	1,047	1.1%	9.1%	450	5.5%	9.0%	12,032	597	-2.0%	9.2%	4,050	1,372	1,546

Operational Performance Data

	For the 3 Months Ended September 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$506	9.1%	9.0%	$352	11.9%	11.8%	4,000	$154	3.2%	3.2%	960	677	774
Canada	66	2.0%	7.4%	61	1.7%	7.0%	651	5	5.5%	11.0%	12	40	47
CEMEA	280	5.9%	15.0%	68	18.0%	26.5%	1,489	213	2.5%	11.7%	1,173	321	318
LAC	276	6.6%	12.1%	105	7.4%	14.4%	2,496	171	6.1%	10.8%	1,056	417	448
US	756	9.2%	9.2%	632	9.9%	9.9%	12,314	124	6.0%	6.0%	951	590	754

Visa Inc.	1,884	8.0%	10.3%	1,217	10.2%	11.5%	20,949	667	4.2%	8.3%	4,152	2,044	2,341
Visa Credit Programs
US	$327	12.7%	12.7%	$313	12.7%	12.7%	3,734	$14	11.8%	11.8%	17	230	304
International	506	7.6%	10.4%	458	9.0%	11.3%	5,554	49	-3.7%	2.8%	192	484	545

Visa Inc.	833	9.6%	11.3%	770	10.5%	11.9%	9,289	62	-0.6%	4.7%	209	714	850
Visa Debit Programs
US	$429	6.7%	6.7%	$319	7.2%	7.2%	8,579	$110	5.4%	5.4%	933	360	450
International	622	6.9%	11.7%	127	16.7%	20.8%	3,081	495	4.6%	9.5%	3,009	970	1,042

Visa Inc.	1,052	6.8%	9.6%	447	9.7%	10.7%	11,660	605	4.8%	8.7%	3,943	1,330	1,492

	For the 3 Months Ended June 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$488	7.1%	9.6%	$338	11.1%	12.3%	3,821	$151	-1.0%	3.9%	910	658	754
Canada	65	0.6%	7.6%	60	1.1%	8.2%	627	5	-5.2%	1.5%	12	39	46
CEMEA	276	5.0%	13.9%	65	18.1%	26.8%	1,389	212	1.6%	10.5%	1,196	313	310
LAC	266	-1.3%	9.6%	101	0.3%	12.4%	2,408	165	-2.3%	8.0%	1,013	418	446
US	750	9.4%	9.4%	628	10.1%	10.1%	12,225	122	5.9%	5.9%	953	580	743

Visa Inc.	1,845	6.1%	10.1%	1,191	9.4%	11.6%	20,469	654	0.7%	7.3%	4,083	2,008	2,299
Visa Credit Programs
US	$316	12.1%	12.1%	$304	12.3%	12.3%	3,574	$13	8.3%	8.3%	16	223	296
International	489	5.7%	10.1%	440	7.0%	11.0%	5,366	49	-4.3%	2.4%	199	478	536

Visa Inc.	805	8.2%	10.9%	744	9.1%	11.5%	8,940	62	-1.9%	3.5%	215	701	832
Visa Debit Programs
US	$433	7.4%	7.4%	$325	8.1%	8.1%	8,651	$109	5.6%	5.6%	937	357	447
International	607	2.7%	10.9%	123	15.0%	22.8%	2,879	484	0.0%	8.2%	2,932	950	1,020

Visa Inc.	1,040	4.6%	9.4%	448	9.9%	11.7%	11,529	593	1.0%	7.7%	3,869	1,307	1,467

Operational Performance Data

	For the 3 Months Ended March 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$481	7.1%	11.6%	$328	10.9%	15.1%	3,574	$153	-0.3%	5.0%	878	642	738
Canada	57	0.8%	10.3%	52	0.7%	10.1%	552	5	2.3%	11.9%	11	37	44
CEMEA	252	4.1%	13.7%	59	16.4%	25.9%	1,252	194	0.9%	10.4%	1,105	306	307
LAC	250	-4.7%	11.7%	95	-4.0%	14.0%	2,367	155	-5.1%	10.3%	984	411	439
US	690	8.0%	8.0%	575	8.6%	8.6%	11,142	115	5.1%	5.1%	875	568	726

Visa Inc.	1,730	4.9%	10.2%	1,108	8.0%	11.5%	18,888	622	-0.2%	7.7%	3,854	1,963	2,253
Visa Credit Programs
US	$281	10.2%	10.2%	$269	10.6%	10.6%	3,148	$12	1.3%	1.3%	14	214	283
International	463	4.9%	12.1%	417	6.0%	13.1%	5,069	46	-3.9%	2.2%	176	474	533

Visa Inc.	744	6.9%	11.3%	687	7.8%	12.1%	8,217	57	-2.9%	2.0%	191	688	817
Visa Debit Programs
US	$409	6.5%	6.5%	$305	6.8%	6.8%	7,994	$103	5.6%	5.6%	861	354	443
International	577	1.4%	11.9%	115	13.1%	24.6%	2,677	461	-1.1%	9.1%	2,802	922	994

Visa Inc.	985	3.5%	9.4%	421	8.4%	10.7%	10,671	565	0.0%	8.3%	3,663	1,275	1,437

Operational Performance Data

	For the 12 Months Ended March 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,002	5.7%	8.9%	$1,393	8.4%	11.7%	16,115	$609	0.0%	3.0%	3,815
Canada	251	-0.6%	7.6%	231	-0.5%	7.7%	2,547	20	-0.9%	7.3%	46
CEMEA	1,034	-2.9%	14.5%	251	7.6%	25.3%	6,115	783	-5.9%	11.4%	4,728
LAC	1,070	0.5%	12.1%	408	1.3%	14.4%	10,130	662	-0.1%	10.8%	4,241
US	3,025	9.1%	9.1%	2,538	9.8%	9.8%	49,308	487	5.4%	5.4%	3,708

Visa Inc.	7,382	4.7%	10.1%	4,822	8.0%	11.3%	84,215	2,561	-1.0%	7.9%	16,538
Visa Credit Programs
US	$1,299	12.7%	12.7%	$1,246	12.8%	12.8%	14,886	$53	10.4%	10.4%	64
International	1,972	3.9%	10.9%	1,795	5.7%	11.9%	22,243	177	-11.4%	1.8%	747

Visa Inc.	3,271	7.2%	11.6%	3,041	8.5%	12.3%	37,130	230	-7.2%	3.7%	812
Visa Debit Programs
US	$1,725	6.5%	6.5%	$1,292	7.0%	7.0%	34,422	$433	4.8%	4.8%	3,644
International	2,386	0.3%	10.9%	489	7.4%	17.8%	12,664	1,897	-1.4%	9.2%	12,082

Visa Inc.	4,111	2.8%	9.0%	1,781	7.1%	9.8%	47,085	2,331	-0.3%	8.4%	15,726

	For the 12 Months Ended March 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,894	8.3%	12.7%	$1,285	9.3%	14.4%	14,162	$609	6.1%	9.2%	3,440	642	738
Canada	253	2.6%	7.6%	232	2.7%	7.7%	2,331	20	1.4%	6.2%	45	37	44
CEMEA	1,066	9.7%	14.6%	233	23.3%	29.2%	4,652	832	6.4%	11.0%	4,549	306	307
LAC	1,065	1.9%	11.0%	403	4.6%	15.0%	9,526	662	0.4%	8.8%	4,022	411	439
US	2,774	8.8%	8.8%	2,312	9.6%	9.6%	45,356	462	5.0%	5.0%	3,605	568	726

Visa Inc.	7,051	7.5%	10.9%	4,466	9.3%	12.1%	76,027	2,586	4.5%	8.7%	15,661	1,963	2,253
Visa Credit Programs
US	$1,153	10.1%	10.1%	$1,105	10.3%	10.3%	13,105	$48	5.8%	5.8%	62	214	283
International	1,898	6.1%	11.8%	1,699	6.8%	12.8%	20,415	200	0.7%	3.4%	767	474	533

Visa Inc.	3,051	7.6%	11.1%	2,803	8.2%	11.7%	33,521	248	1.6%	3.9%	829	688	817
Visa Debit Programs
US	$1,621	8.0%	8.0%	$1,207	9.0%	9.0%	32,250	$414	4.9%	4.9%	3,542	354	443
International	2,380	7.0%	12.9%	455	17.9%	24.8%	10,256	1,924	4.7%	10.4%	11,289	922	994

Visa Inc.	4,000	7.4%	10.7%	1,662	11.3%	12.7%	42,506	2,338	4.8%	9.3%	14,832	1,275	1,437

Operational Performance Data

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Mar 31, 2015	2%	8%
Dec 31, 2014	4%	8%
Sep 30, 2014	9%	10%
Jun 30, 2014	6%	7%
Mar 31, 2014	5%	8%
12 Months Ended
Mar 31, 2015	5%	8%
Mar 31, 2014	9%	10%

Operational Performance Data

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Mar 31, 2015	16,980	11%
Dec 31, 2014	17,599	10%
Sep 30, 2014	16,991	10%
Jun 30, 2014	16,662	11%
Mar 31, 2014	15,354	11%
12 Months Ended
Mar 31, 2015	68,233	10%
Mar 31, 2014	61,802	13%

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Mar 31, 2015	2,113	14%
Dec 31, 2014	2,192	16%
Sep 30, 2014	1,905	12%
Jun 30, 2014	1,890	15%
Mar 31, 2014	1,859	16%
12 Months Ended
Mar 31, 2015	8,100	14%
Mar 31, 2014	7,098	21%

Operational Performance Data

Footnote

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.

On occasion, previously presented information may be updated. Prior period updates, if any, are not material.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.